UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2006 (July 15, 2006)
WQN, INC.
(Name of Registrant)

Delaware (State or other jurisdiction of incorporation or organization)	000-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)
14911 Quorum Drive, Suite 140, Dallas, Texas, U.S.A.
(Address of principal executive officers)
75254
(Zip Code)
972-361-1980
(Registrant’s telephone number,
including area code)
N/A
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
On July 15, 2006, effective as of July 5, 2006, we terminated a definitive management agreement (the “Management Agreement”), with WQN Capital Advisors, LLC (“Advisors”), a Delaware limited liability company in which Scott W. Hartman, B. Michael Adler, E. Denton Jones and David S. Montoya have a direct material interest, pursuant to which Advisors provided us with office facilities and day-to-day management services. We paid management fees to Advisors based on a percentage of our net assets. The term of the Management Agreement was ten years. The Management Agreement was terminated pursuant to Section 11 thereof upon the resignation of Scott W. Hartman and David S. Montoya from WQN, Inc. The Management Agreement was previously filed under cover of Form 8-K/A on August 26, 2005 as Exhibit 10.3.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2006	WQN, INC.
	By:	/s/ B. Michael Adler
B. Michael Adler
Chief Executive Officer